UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 15, 2012

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Short Term Incentive Programs

On February 15, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of SuperMedia Inc. (the “Company”) established the performance objectives and other terms of the Company’s 2012 Short Term Incentive Plan (the “2012 STI Plan”) pursuant to the Company’s 2009 Long Term Incentive Plan (the “LTIP”).   The 2012 STI Plan provides for a payment of incentive compensation to each of the Company’s executive officers and to other eligible employees.  These incentive compensation payments are determined by the Company’s achievement of specified performance metrics for 2012, based on: (i) EBITDA (earnings before interest, taxes, depreciation, and amortization), which comprises 70% of the total performance opportunity; and (ii) multi-product ad sales, which comprises 30% of the total performance opportunity.

Each of the performance objectives will have a threshold, target, and maximum level of payment opportunity.  Achievement of 100% of the performance goals would result in award payouts equal to the target awards.  At 83% achievement for EBITDA and 85% achievement for multi-product ad sales, which are the minimum thresholds for award payouts, award payouts will be equal to 25% of the target awards.  At 96% achievement for EBITDA and 94% achievement for multi-product ad sales, award payouts would be equal to 86% of the target awards. At 113% achievement for EBITDA and 107% achievement for multi-product ad sales, which are the maximums, award payouts would be equal to 200% of the target awards.  If achieved, awards will be paid in cash during the first quarter of 2013.

In addition to the awards described above, the 2012 STI Plan provides for an additional incentive opportunity equal to the target award, which is designed to create an additional incentive to exceed the EBITDA performance goal and to increase digital ad sales beyond the Company’s operating plan.  The effect of this additional incentive is to provide participants, including the named executive officers, with the potential to earn up to three times their target awards if performance sufficiently exceeds target levels of the 2012 STI Plan.

The Committee established performance metrics for this additional incentive opportunity based on: (i) EBITDA, which comprises 50% of the total performance opportunity; and (ii) digital ad sales, which comprises 50% of the total performance opportunity.

At 104% achievement for EBITDA and 110% achievement for digital ad sales, award payouts would be equal to 50% of the target awards.  At 120% achievement for EBITDA and 117% achievement for digital ad sales, which are the maximums, award payouts would be equal to 100% of the target awards.  The participants will be eligible to receive this additional incentive award only if the Company achieves multi-product ad sales of $1,270 million or greater in 2012. If achieved, awards will be paid in cash during the first quarter of 2013.

The target awards under the 2012 STI Plan for each of the Company’s named executive officers are set forth below:

Executive Officer	2012 STI Target Award

Peter McDonald —	$900,000
President and Chief
Executive Officer

Samuel D. Jones —	$338,000
Executive Vice President,
Chief Financial Officer
and Treasurer
Cody Wilbanks —	$298,000
Executive Vice President,
General Counsel and Secretary
Frank P. Gatto —	$280,000
Executive Vice President
— Operations
Georgia Scaife —	$195,000
Executive Vice President,
Human Resources and
Employee Administration

2012 Cash Long Term Incentive Program

On February 15, 2012, the Committee established the performance objectives and other terms of the Company’s 2012 Cash Long-Term Incentive Plan (the “2012 Cash LTI Plan”) pursuant to the LTIP. The 2012 Cash LTI Plan provides for a payment of incentive compensation to each of the Company’s executive officers and to other eligible employees. These incentive compensation payments are determined by the Company’s achievement of specified performance metrics for 2012 and 2013, respectively, based on: (i) EBITDA, which comprises 50% of the total performance opportunity; and (ii) multi-product ad sales, which comprises 50% of the total performance opportunity.

The 2012 Cash LTI Plan comprises a two-year performance period, with each of fiscal years 2012 and 2013 representing one measurement period. The executive’s incentive opportunity for each of 2012 and 2013 will be equal to 50% of the total target incentive opportunity (the “Target Award”). If, at the end of the 2012 measurement period, the Company’s performance against the specified performance metrics results in an award to any participating executive officer, the payment of such award amount shall be deferred until the first calendar quarter of 2014. Performance objectives for the 2013 measurement period will be determined by the Committee within the first 90 days of 2013. If any incentive award is earned by any executive officer for performance during the 2013 measurement period, payment for such award will also be made in the first calendar quarter of 2014.  Following a change in control of the Company, awards made under this plan would be paid out at the maximum award level six months after the change in control, contingent on the participants’ continued employment with the Company (subject to certain exceptions).

Achievement of 100% of the performance objectives for either the 2012 or 2013 measurement periods would result in award payouts equal to 50% of the Target Awards. When viewed together, the total incentive opportunity for both 2012 and 2013, assuming performance at 100% of target, equals the Target Award set forth in the table below.

For the 2012 measurement period, at 83% achievement for EBITDA and 85% achievement for multi-product ad sales, which are the minimum thresholds for any award payouts, award payouts would be equal to 25% of the target award value for 2012 (or 12.5% of the Target Award).  At 96% achievement for EBITDA and 94% achievement for multi-product ad sales, award payouts would be equal to 76% of the target award value for 2012 (or 38% of the Target Award).  At 100% achievement for EBITDA and 100% achievement for multi-product ad sales, award payouts would be equal to 100% of the target award value for 2012 (or 50% of the Target Award). At 120% achievement for EBITDA and 110% achievement for multi-product ad sales, which are the maximums, award payouts would be equal to 200% of the target award value for 2012 (or 100% of the Target Award).   Payouts based on actual company performance will be calculated using straight-line interpolation between the various performance levels described above.

Awards made pursuant to the 2012 Cash LTI Plan will be evidenced by, and subject to the terms and provisions of, award agreements, the form of which will be filed with the Securities and Exchange Commission upon issuance by the Company.

The Target Awards under the 2012 Cash LTI Plan for each of the Company’s named executive officers are set forth below:

Executive Officer	Target Award

Peter McDonald —	$1,000,000
President and Chief
Executive Officer
Samuel D. Jones —	$600,000
Executive Vice President,
Chief Financial Officer
and Treasurer
Cody Wilbanks —	$300,000
Executive Vice President,
General Counsel and Secretary
Frank P. Gatto —	$400,000
Executive Vice President
— Operations
Georgia Scaife —	$200,000
Executive Vice President,
Human Resources and
Employee Administration

Equity Grants to Executive Officers

On February 15, 2012, the Committee also approved grants of restricted stock awards under the LTIP, effective as of February 24, 2012, to certain of the Company’s executive officers and to other eligible employees.

The restricted stock vests over three years in equal installments of one-third on the first, second, and third anniversaries of the grant date.  All unvested shares of restricted stock will immediately terminate upon the employee’s termination of employment with the Company for any reason on or before the third anniversary date of the award, except that the Committee, at its sole option and election, may permit the unvested shares not to terminate if the employee is terminated without cause.  If a change in control occurs on or before the third anniversary date of the award, all unvested shares of restricted stock will immediately vest.

The foregoing summary is qualified in its entirety by reference to the text of the Form of Employee Restricted Stock Award Agreement, which has been previously filed as Exhibit 10.1 to the

Company’s Form 8-K filed with the Securities and Exchange Commission on March 18, 2010.  Such exhibit is incorporated herein by reference.

The following named executive officers were granted shares of restricted stock in the following amounts on the terms and conditions set forth in their restricted stock award agreements:

Executive Officer	Restricted Shares

Samuel D. Jones —	24,000
Executive Vice President,
Chief Financial Officer
and Treasurer
Cody Wilbanks —	12,000
Executive Vice President,
General Counsel and Secretary
Frank P. Gatto —	16,000
Executive Vice President
— Operations
Georgia Scaife —	8,000
Executive Vice President,
Human Resources and
Employee Administration

Retirement of Executive Officer

On February 16, 2012, Georgia Scaife, the Company’s Executive Vice President — Human Resources and Employee Administration announced her plans to retire from the Company effective March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President —
General Counsel and Secretary

Date: February 22, 2012